EXHIBIT 99.1

NEWS RELEASE

Contact:	Deric Eubanks	Jordan Jennings	Joe Calabrese
	Chief Financial Officer	Investor Relations	Financial Relations Board
	(972) 490-9600	(972) 778-9487	(212) 827-3772

ASHFORD REPORTS SECOND QUARTER 2020 RESULTS
Gross Assets Under Management $7.8 Billion at Quarter End
OpenKey Sees Significant Increase in Demand for its Digital Key Product

DALLAS, July 30, 2020 - Ashford Inc. (NYSE American: AINC) (“Ashford” or the “Company”) today reported the following results and performance measures for the second quarter ended June 30, 2020. Unless otherwise stated, all reported results compare the second quarter ended June 30, 2020, with the second quarter ended June 30, 2019 (see discussion below). The reconciliation of non-GAAP financial measures is included in the financial tables accompanying this press release.
COVID-19 UPDATE
In response to the impact of COVID-19 on the hospitality industry, the Company is deploying numerous strategies and protocols to protect the health and safety of its employees, guests, partners, and communities where it operates. Additionally, the Company has taken steps to enhance its financial flexibility going forward to navigate this crisis, including:

•
During the first quarter of 2020, the Company converted its credit agreement with Bank of America, N.A. into a $35 million term loan agreement. During the second quarter of 2020, the Company amended its $35 million term loan to provide additional flexibility by removing the net worth covenant.

•	The Company’s portfolio companies and advised REIT platforms have each taken actions to enhance their financial flexibility including implementing workforce reductions and expense reductions.

The negative impact of the COVID-19 crisis on economic activity and the hospitality industry continues to evolve. The crisis is expected to continue to impact the Company’s financial results during the third quarter of 2020 and beyond.

STRATEGIC OVERVIEW
While COVID-19 has altered the Company’s short-term priorities, its long-term strategy remains unchanged:

•	High-growth, fee-based business model

•	Diversified platform of multiple fee generators

•	Seeks to grow in two primary areas:

◦	Grow our existing REIT platforms accretively and create new platforms; and

◦	Grow our service businesses via increased AUM and third-party business

•	Highly-aligned management team with superior long-term track record

•	Leader in asset and investment management for the real estate & hospitality sectors

Ashford Reports Second Quarter Results

July 30, 2020

FINANCIAL AND OPERATING HIGHLIGHTS

•	Net loss attributable to common stockholders for the second quarter of 2020 totaled $16.7 million, or $7.37 per diluted share.

•	Total revenue for the second quarter of 2020 was $45.6 million.

•	Adjusted EBITDA for the second quarter was $3.2 million.

•	At the end of the second quarter of 2020, the Company had approximately $7.8 billion of gross assets under management.

•	As of June 30, 2020, the Company had corporate cash of $60.0 million.

OPENKEY UPDATE
Ashford currently owns a 48% interest in OpenKey. OpenKey is the universal, industry-standard smartphone App for keyless entry in hotel guestrooms. OpenKey continues to expand its platform with 209 hotels under contract at the end of the second quarter. As the hospitality industry strives to implement measures to provide a clean and safe environment for their guests, the Company expects that the digital benefits OpenKey offers, such as automated check-in (bypassing the front desk), keyless entry and secure digital key capability, will gain accelerated adoption and growth at hotels nationwide. OpenKey continues to see the benefits of this growth as the number of hotels under contract at the end of the second quarter increased 74% over the prior-year quarter. Total Revenue for OpenKey in the second quarter increased approximately 51% over the prior-year quarter, despite several properties being closed and travel restrictions being in place.

Remington’S Hotel Management Business update
On November 6, 2019, the Company completed the previously announced combination with Remington Holdings, LP (“Remington”). The acquisition of Remington’s high-margin, low-capex Hotel Management business adds scale, diversification and an enhanced competitive position for Ashford. It also expands the breadth of services the Company offers to its advised REITs. Additionally, the Company believes the transaction represents a compelling opportunity to further diversify its earnings stream and the potential to expand business to other third-party clients.

Remington is an independent hotel management company with over 40 years of experience in the hospitality business. Remington’s Hotel Management business currently provides comprehensive and cost-effective hotel management services for both Ashford Hospitality Trust, Inc. (NYSE: AHT) (“Ashford Trust” or “Trust”) and Braemar Hotels & Resorts Inc. (NYSE: BHR) (“Braemar”). Remington’s Hotel Management business currently has very little third-party business outside of the Company’s advised REITs, which will be a long-term growth opportunity and area of focus for the Company going forward.

In the second quarter, Remington generated hotel management fee revenue of $3.7 million, Net Loss Attributable to the Company of $2.7 million, and Adjusted EBITDA of $0.6 million. Since the beginning of the COVID-19 pandemic in March, Remington has aggressively cut staffing and overhead to minimize the negative impact of the pandemic on its business and financial results.

LISMORE CAPITAL UPDATE
During the first quarter, Ashford Trust and Braemar entered into agreements with Lismore Capital (“Lismore”) for Lismore to seek modifications, forbearances or refinancings of Ashford’s advised REITs’ debt totaling approximately $5.1 billion across over 40 different loans. Total revenue of $1.3 million was recognized during the second quarter associated with these agreements.

PREMIER PROJECT MANAGEMENT UPDATE
In August 2018, the Company completed the acquisition of Premier Project Management (“Premier”). Premier provides comprehensive and cost-effective architecture, design, development, and project management services. It also provides project oversight, coordination, planning, and execution of renovation,

Ashford Reports Second Quarter Results

July 30, 2020

capital expenditure or ground-up development projects. Its operations are responsible for managing and implementing substantially all capital improvements at Trust and Braemar hotels. Additionally, it has extensive experience working with many of the major hotel brands in the areas of renovating, converting, developing or repositioning hotels. In the second quarter, Premier generated $2.1 million of project management fee revenue, Net Loss Attributable to the Company of $2.4 million, and $0.4 million of Adjusted EBITDA. Since the beginning of the COVID-19 pandemic in March, Premier has aggressively cut staffing and overhead to minimize the negative impact of the pandemic on its operations.

JSAV UPDATE
The Company owns a controlling interest in a privately-held company that conducts the business of J&S Audio Visual (“JSAV”) in the United States, Mexico and internationally. JSAV provides an integrated suite of audio visual services, including show and event services, hospitality services, creative services, and design and integration, making JSAV a leading single-source solution for their clients’ meeting and event needs. In the first quarter of 2019, JSAV completed the acquisition of BAV and the operations are now reported on a combined basis. During the second quarter of 2020, JSAV (including BAV) had revenue of $1.0 million, Net Loss Attributable to the Company of $3.0 million, and Adjusted EBITDA of negative $2.1 million. Since the beginning of the COVID-19 pandemic in March, JSAV has taken aggressive steps to mitigate the impact of the pandemic on its business including reducing corporate overhead and furloughing or laying off approximately 94% of its workforce.

RED HOSPITALITY & LEISURE UPDATE
RED Hospitality & Leisure (“RED Hospitality”) is a leading provider of watersports activities and other travel and transportation services in the U.S. Virgin Islands and Florida. Over the past 12 months, RED Hospitality continued as the beach and watersports services provider to the Ritz-Carlton St. Thomas Club - the timeshare and rental property adjacent to the Ritz-Carlton St. Thomas hotel, commenced ferry transportation services and beach and watersports services to the Westin St. John, and completed the acquisition of Sebago, a leading provider of watersports activities and excursion services based in Key West, Florida. Long term, RED Hospitality has several potential avenues for future growth including opportunities to expand into other hotels at Ashford-advised REITs or non-Ashford hotels in the USVI, elsewhere in the Caribbean, and in the U.S.

PURE ROOMS UPDATE
The Company currently owns a 70% controlling interest in Pure Wellness’ Pure Rooms, a leading provider of hypo-allergenic hotel rooms in the United States.  Pure Rooms utilizes state-of-the-art purification technology to create allergy-friendly guestrooms. Pure Rooms’ hypo-allergenic rooms are designed to provide a better night’s sleep for all guests, especially allergy sufferers.  Pure Rooms' patented 7-step purification process treats a room’s surfaces, including the air, and removes up to 99% of pollutants.  Pure Rooms currently has contracts in place with 207 hotels (approximately 2,900 rooms) throughout the United States, including 118 hotels owned by Ashford’s advised REIT platforms.

As the hospitality industry strives to implement measures to provide a clean and safe environment for their guests, the Company expects that the health and wellness benefits Pure Wellness offers - including its air purification technology -- will gain accelerated adoption and growth at hotels nationwide. Pure Wellness transforms interior spaces into world-class wellness environments that protect against viral & bacterial contaminants and promote overall wellbeing. Pure Rooms provide a refreshing, relaxing experience to guests around the world, at hotels, resorts, office buildings, senior living facilities and more. Pure Rooms are designed to meet the needs of wellness-minded travelers and guests.

Ashford Reports Second Quarter Results

July 30, 2020

FINANCIAL RESULTS
Net loss attributable to common stockholders for the quarter totaled $16.7 million, or $7.37 per diluted share. Adjusted net income for the quarter was $0.8 million, or $0.12 per diluted share.

For the quarter ended June 30, 2020, base advisory fee revenue was $11.1 million. The base advisory fee revenue in the second quarter was comprised of $8.6 million from Ashford Trust and $2.6 million from Braemar.

Adjusted EBITDA for the quarter was $3.2 million.

CAPITAL STRUCTURE
At the end of the second quarter of 2020, the Company had approximately $7.8 billion of gross assets under management from its advised platforms. The Company had corporate cash of $60.0 million and 7.1 million fully diluted shares. The Company’s financial results include 4.1 million common shares associated with its Series D convertible preferred stock. The Company had $62.6 million of loans at June 30, 2020, of which approximately $3.8 million related to its joint venture partners’ share of those loans.

“These are unique and unprecedented times, and we remain in the middle of an immeasurable public health crisis from the COVID-19 pandemic,” commented Monty J. Bennett, Ashford’s Chairman and Chief Executive Officer. “The pandemic continues to impact the overall U.S. economy and alter our near-term focus. While certain areas of our business have seen a measurable decrease in revenues, other areas like OpenKey and Pure Rooms continue to see a strong increase in demand. Looking ahead, we have an unwavering commitment to protect value for our shareholders, and we believe the actions we have undertaken reflect that commitment. With our talented and dedicated management team, along with our long-term strategy on finding growth opportunities in our business, I am confident we will navigate through this difficult time.”

INVESTOR CONFERENCE CALL AND SIMULCAST
The Company will conduct a conference call on Friday, July 31, 2020, at 12:00 p.m. ET. The number to call for this interactive teleconference is (201) 493-6725. A replay of the conference call will be available through Friday, August 7, 2020, by dialing (412) 317-6671 and entering the confirmation number, 13706010.

The Company will also provide an online simulcast and rebroadcast of its second quarter 2020 earnings release conference call. The live broadcast of the Company’s quarterly conference call will be available online at the Company's web site, www.ashfordinc.com on Friday, July 31, 2020, beginning at 12:00 p.m. ET. The online replay will follow shortly after the call and continue for approximately one year.

Included in this press release are certain supplemental measures of performance, which are not measures of operating performance under GAAP, to assist investors in evaluating the Company’s historical or future financial performance. These supplemental measures include adjusted earnings before interest, tax, depreciation and amortization (“Adjusted EBITDA”) and Adjusted Net Income. We believe that Adjusted EBITDA and Adjusted Net Income provide investors and management with a meaningful indicator of operating performance. Management also uses Adjusted EBITDA and Adjusted Net Income, among other measures, to evaluate profitability. We calculate Adjusted EBITDA by subtracting or adding to net income (loss): interest expense, income taxes, depreciation, amortization, net income (loss) to noncontrolling interests, transaction costs, and other expenses. We calculate Adjusted Net Income by subtracting or adding to net income (loss): net income (loss) to noncontrolling interests, transaction costs, and other expenses. Our methodology for calculating Adjusted EBITDA and Adjusted Net Income may differ from the methodologies used by other comparable companies, when calculating the same or similar supplemental financial measures and may not be comparable with these companies. Neither Adjusted EBITDA nor Adjusted Net Income

Ashford Reports Second Quarter Results

July 30, 2020

represents cash generated from operating activities as determined by GAAP and should not be considered as an alternative to (a) GAAP net income (loss) as an indication of our financial performance or (b) GAAP cash flows from operating activities as a measure of our liquidity nor are such measures indicative of funds available to satisfy our cash needs. The Company urges investors to carefully review the U.S. GAAP financial information as shown in our periodic reports on Form 10-Q and Form 10-K, as amended and our Current Reports on Form 8-K.

This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities.  Securities will be offered only by means of a registration statement and prospectus which can be found at www.sec.gov.
* * * * *

Ashford provides global asset management, investment management and related services to the real estate and hospitality sectors.

Follow Chairman and CEO Monty Bennett on Twitter at www.twitter.com/MBennettAshford or @MBennettAshford.

Ashford has created an Ashford App for the hospitality REIT investor community. The Ashford App is available for free download at Apple’s App Store and the Google Play Store by searching “Ashford.”

Forward-Looking Statements

Certain statements and assumptions in this press release contain or are based upon "forward-looking" information and are being made pursuant to the safe harbor provisions of the federal securities regulations. Forward-looking statements in this press release may include, among others, statements about the implied share price for the Company's common stock. When we use the words "will likely result," "may," "anticipate," "estimate," "should," "expect," "believe," "intend," or similar expressions, we intend to identify forward-looking statements. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford Inc.’s control.
These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: the impact of COVID-19 on our business and investment strategy; anticipated or expected purchases or sales of assets; our projected operating results; completion of any pending transactions; our ability to restructure our current or obtain future financing arrangements; our understanding of our competition; market trends; projected capital expenditures; and the impact of technology on our operations and business. Such forward-looking statements are based on our beliefs, assumptions, and expectations of our future performance taking into account all information currently known to us. These beliefs, assumptions, and expectations can change as a result of many potential events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity, results of operations, plans, and other objectives may vary materially from those expressed in our forward-looking statements. You should carefully consider this risk when you make an investment decision concerning our securities. These and other risk factors are more fully discussed in Ashford Inc.’s filings with the Securities and Exchange Commission.
The forward-looking statements included in this press release are only made as of the date of this press release. The Company can give no assurance that these forward-looking statements will be attained or that any deviation will not occur. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.

ASHFORD INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands, except share and per share amounts)

	June 30, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$65,518	$35,349
Restricted cash	37,175	17,900
Restricted investment	374	1,195
Accounts receivable, net	4,331	7,241
Due from affiliates	307	357
Due from Ashford Trust	—	4,805
Due from Braemar	846	1,591
Inventories	1,564	1,642
Prepaid expenses and other	6,158	7,212
Total current assets	116,273	77,292
Investments in unconsolidated entities	3,729	3,476
Property and equipment, net	108,122	116,190
Operating lease right-of-use assets	32,267	31,699
Goodwill	66,834	205,606
Intangible assets, net	285,745	347,961
Other assets	3,037	276
Total assets	$616,007	$782,500
LIABILITIES
Current liabilities:
Accounts payable and accrued expenses	$35,987	$39,160
Dividends payable	11,877	4,725
Due to affiliates	1,047	1,011
Due to Ashford Trust	516	—
Deferred income	10,303	233
Deferred compensation plan	24	35
Notes payable, net	57,411	3,550
Finance lease liabilities	578	572
Operating lease liabilities	3,632	3,207
Other liabilities	34,884	19,066
Total current liabilities	156,259	71,559
Deferred income	9,934	13,047
Deferred tax liability, net	51,560	69,521
Deferred compensation plan	2,002	4,694
Notes payable, net	4,559	33,033
Finance lease liabilities	42,845	41,482
Operating lease liabilities	28,664	28,519
Other liabilities	—	430
Total liabilities	295,823	262,285

MEZZANINE EQUITY
Series D Convertible Preferred Stock, $0.001 par value, 19,120,000 shares issued and outstanding, net of discount, as of June 30, 2020 and December 31, 2019	475,665	474,060
Redeemable noncontrolling interests	3,682	4,131
EQUITY (DEFICIT)
Common stock, 100,000,000 shares authorized, $0.001 par value, 2,504,588 and 2,202,580 shares issued and outstanding at June 30, 2020 and December 31, 2019, respectively	3	2
Additional paid-in capital	288,774	285,825
Accumulated deficit	(447,649)	(244,084)
Accumulated other comprehensive income (loss)	(114)	(216)
Treasury stock, at cost, 30,943 and 1,638 shares at June 30, 2020 and December 31, 2019, respectively	(428)	(131)
Total equity (deficit) of the Company	(159,414)	41,396
Noncontrolling interests in consolidated entities	251	628
Total equity (deficit)	(159,163)	42,024
Total liabilities and equity (deficit)	$616,007	$782,500

ASHFORD INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
REVENUE
Advisory services:
Base advisory fees	$11,130	$11,190	$22,667	$21,812
Incentive advisory fees	169	169	339	339
Other advisory revenue	131	130	260	258
Hotel management:
Base management fees	3,691	—	9,815	—
Project management fees	2,052	6,430	5,990	12,872
Audio visual	970	30,127	30,644	61,102
Other	3,337	4,083	10,028	9,093
Cost reimbursement revenue	24,118	11,337	99,697	21,310
Total revenues	45,598	63,466	179,440	126,786
EXPENSES
Salaries and benefits	13,829	8,885	27,944	22,948
Non-cash equity-based compensation	262	2,703	2,312	4,862
Cost of revenues for project management	878	1,437	2,329	2,910
Cost of revenues for audio visual	2,316	22,229	22,746	43,668
Depreciation and amortization	10,109	4,515	20,078	8,623
General and administrative	3,927	8,385	10,255	14,831
Impairment	—	—	178,213	—
Other	1,361	3,138	5,587	4,477
Reimbursed expenses	24,055	11,231	99,566	20,982
Total operating expenses	56,737	62,523	369,030	123,301
OPERATING INCOME (LOSS)	(11,139)	943	(189,590)	3,485
Equity in earnings (loss) of unconsolidated entities	17	(298)	253	(573)
Interest expense	(1,246)	(445)	(2,422)	(742)
Amortization of loan costs	(90)	(70)	(156)	(139)
Interest income	1	9	29	29
Realized gain (loss) on investments	(11)	—	(386)	—
Other income (expense)	66	(42)	(455)	(95)
INCOME (LOSS) BEFORE INCOME TAXES	(12,402)	97	(192,727)	1,965
Income tax (expense) benefit	3,484	(426)	5,569	(1,726)
NET INCOME (LOSS)	(8,918)	(329)	(187,158)	239
(Income) loss from consolidated entities attributable to noncontrolling interests	278	131	438	294
Net (income) loss attributable to redeemable noncontrolling interests	644	310	1,084	289
NET INCOME (LOSS) ATTRIBUTABLE TO THE COMPANY	(7,996)	112	(185,636)	822
Preferred dividends, declared and undeclared	(7,940)	(2,791)	(15,815)	(5,583)
Amortization of preferred stock discount	(795)	(484)	(1,605)	(975)
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(16,731)	$(3,163)	$(203,056)	$(5,736)

INCOME (LOSS) PER SHARE - BASIC AND DILUTED
Basic:
Net income (loss) attributable to common stockholders	$(7.37)	$(1.28)	$(90.81)	$(2.35)
Weighted average common shares outstanding - basic	2,269	2,462	2,236	2,441
Diluted:
Net income (loss) attributable to common stockholders	$(7.37)	$(3.00)	$(90.81)	$(3.94)
Weighted average common shares outstanding - diluted	2,269	2,717	2,236	2,583

ASHFORD INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA
(unaudited, in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Net income (loss)	$(8,918)	$(329)	$(187,158)	$239
(Income) loss from consolidated entities attributable to noncontrolling interests	278	131	438	294
Net (income) loss attributable to redeemable noncontrolling interests	644	310	1,084	289
Net income (loss) attributable to the company	(7,996)	112	(185,636)	822
Interest expense	1,201	393	2,325	650
Amortization of loan costs	88	65	151	128
Depreciation and amortization	11,051	6,036	21,956	11,382
Income tax expense (benefit)	(3,464)	421	(5,571)	1,651
Net income (loss) attributable to redeemable noncontrolling interests	(25)	(6)	(361)	(10)
EBITDA	855	7,021	(167,136)	14,623
Non-cash stock-based compensation	371	2,691	2,749	4,847
Market change in deferred compensation plan	880	(4,817)	(2,697)	(4,077)
Change in contingent consideration fair value	153	1,430	611	1,445
Transaction costs	208	3,133	676	4,200
Reimbursed software costs, net	(97)	(526)	(195)	(1,167)
Severance and executive recruiting costs	843	457	2,524	660
Amortization of hotel signing fees and lock subsidies	114	149	269	327
Other (gain) loss	(127)	37	412	22
Impairment	—	—	177,950	—
Adjusted EBITDA	$3,200	$9,575	$15,163	$20,880

ASHFORD INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED NET INCOME (LOSS)
(unaudited, in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Net income (loss)	$(8,918)	$(329)	$(187,158)	$239
(Income) loss from consolidated entities attributable to noncontrolling interests	278	131	438	294
Net (income) loss attributable to redeemable noncontrolling interests	644	310	1,084	289
Preferred dividends, declared and undeclared	(7,940)	(2,791)	(15,815)	(5,583)
Amortization of preferred stock discount	(795)	(484)	(1,605)	(975)
Net income (loss) attributable to common stockholders	(16,731)	(3,163)	(203,056)	(5,736)
Amortization of loan costs	88	65	151	128
Depreciation and amortization	11,051	6,036	21,956	11,382
Net income (loss) attributable to redeemable noncontrolling interests	(25)	(6)	(361)	(10)
Preferred dividends, declared and undeclared	7,940	2,791	15,815	5,583
Amortization of preferred stock discount	795	484	1,605	975
Non-cash stock-based compensation	371	2,691	2,749	4,847
Market change in deferred compensation plan	880	(4,817)	(2,697)	(4,077)
Change in contingent consideration fair value	153	1,430	611	1,445
Transaction costs	208	3,133	676	4,200
Non-cash interest from finance lease	154	—	308	—
Reimbursed software costs, net	(97)	(526)	(195)	(1,167)
Severance and executive recruiting costs	843	457	2,524	660
Amortization of hotel signing fees and lock subsidies	114	149	269	327
Other (gain) loss	(127)	37	412	22
Impairment	—	—	177,950	—
GAAP income tax expense (benefit)	(3,464)	421	(5,571)	1,651
Adjusted income tax (expense) benefit (1)	(1,311)	(477)	(2,964)	(1,407)
Adjusted net income	$842	$8,705	$10,182	$18,823
Adjusted net income per diluted share available to common stockholders	$0.12	$2.04	$1.45	$4.43
Weighted average diluted shares	7,118	4,270	7,023	4,251

Components of weighted average diluted shares
Common shares	2,269	2,462	2,236	2,441
Convertible preferred stock	4,068	1,450	4,068	1,450
Deferred compensation plan	200	203	200	203
Stock options	—	16	—	43
Put options	370	111	337	90
Acquisition related shares	191	13	144	11
Restricted shares and units	20	15	38	13
Weighted average diluted shares	7,118	4,270	7,023	4,251

Reconciliation of income tax expense (benefit) to adjusted income tax (expense) benefit
GAAP income tax (expense) benefit	$3,484	$(426)	$5,569	$(1,726)
Less GAAP income tax (expense) benefit attributable to noncontrolling interests	20	(5)	(2)	(75)
GAAP income tax (expense) benefit excluding noncontrolling interests	3,464	(421)	5,571	(1,651)
Less deferred income tax (expense) benefit	4,775	56	8,097	(244)
Less cash income tax benefit from CARES Act	—	—	438	—
Adjusted income tax (expense) benefit (1)	$(1,311)	$(477)	$(2,964)	$(1,407)
(1) Income tax expense (benefit) is adjusted to exclude the effects of deferred income tax expense (benefit) and cash income tax benefits from the CARES Act because current income tax expense (benefit) (i) provides a more accurate period-over-period comparison of the ongoing operating performance of our advisory and hospitality products and services businesses, and (ii) provides more useful information to investors regarding our economic performance. See Note 12 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2019.

ASHFORD INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA, ADJUSTED EBITDA AND ADJUSTED NET INCOME (LOSS) BY SEGMENT
(unaudited, in thousands, except per share amounts)

	Three Months Ended June 30, 2020				Three Months Ended June 30, 2019
	REIT Advisory	Hospitality Products & Services	Corporate/ Other	Ashford Inc. Consolidated	REIT Advisory	Hospitality Products & Services	Corporate/ Other	Ashford Inc. Consolidated
REVENUE
Advisory services:
Base advisory fees - Trust	$8,557	$—	$—	$8,557	$8,415	$—	$—	$8,415
Base advisory fees - Braemar	2,573	—	—	2,573	2,775	—	—	2,775
Incentive advisory fees - Braemar	169	—	—	169	169	—	—	169
Other advisory revenue - Braemar	131	—	—	131	130	—	—	130
Hotel Management:
Base management fees	—	3,691	—	3,691	—	—	—	—
Project management fees	—	2,052	—	2,052	—	6,430	—	6,430
Audio visual	—	970	—	970	—	30,127	—	30,127
Other	83	3,254	—	3,337	1,085	2,998	—	4,083
Cost reimbursement revenue	4,037	19,460	621	24,118	10,067	1,270	—	11,337
Total revenues	15,550	29,427	621	45,598	22,641	40,825	—	63,466
EXPENSES
Salaries and benefits	—	5,753	7,196	12,949	—	5,675	8,027	13,702
Market change in deferred compensation plan	—	—	880	880	—	—	(4,817)	(4,817)
Non-cash equity-based compensation	—	86	176	262	—	90	2,613	2,703
Cost of audio visual revenues	—	2,316	—	2,316	—	22,229	—	22,229
Cost of project management revenues	—	878	—	878	—	1,437	—	1,437
Depreciation and amortization	2,437	7,592	80	10,109	1,151	3,268	96	4,515
General and administrative	—	2,782	1,145	3,927	—	4,001	4,384	8,385
Other	—	1,325	36	1,361	—	3,139	(1)	3,138
Reimbursed expenses	1,966	19,160	621	21,747	6,511	1,165	—	7,676
REIT non-cash equity-based compensation	2,008	300	—	2,308	3,450	105	—	3,555
Total operating expenses	6,411	40,192	10,134	56,737	11,112	41,109	10,302	62,523
OPERATING INCOME (LOSS)	9,139	(10,765)	(9,513)	(11,139)	11,529	(284)	(10,302)	943
Other	—	(812)	(451)	(1,263)	—	(773)	(73)	(846)
INCOME (LOSS) BEFORE INCOME TAXES	9,139	(11,577)	(9,964)	(12,402)	11,529	(1,057)	(10,375)	97
Income tax (expense) benefit	(2,170)	2,410	3,244	3,484	(2,550)	(49)	2,173	(426)
NET INCOME (LOSS)	6,969	(9,167)	(6,720)	(8,918)	8,979	(1,106)	(8,202)	(329)
(Income) loss from consolidated entities attributable to noncontrolling interests	—	278	—	278	—	131	—	131
Net (income) loss attributable to redeemable noncontrolling interests	—	619	25	644	—	304	6	310
NET INCOME (LOSS) ATTRIBUTABLE TO THE COMPANY	$6,969	$(8,270)	$(6,695)	$(7,996)	$8,979	$(671)	$(8,196)	$112
Interest expense	—	887	314	1,201	—	357	36	393
Amortization of loan costs	—	18	70	88	—	17	48	65
Depreciation and amortization	2,437	8,534	80	11,051	1,570	4,371	95	6,036
Income tax expense (benefit)	2,170	(2,390)	(3,244)	(3,464)	2,550	44	(2,173)	421
Net income (loss) attributable to redeemable noncontrolling interests	—	—	(25)	(25)	—	—	(6)	(6)
EBITDA	11,576	(1,221)	(9,500)	855	13,099	4,118	(10,196)	7,021
Non-cash stock-based compensation	—	78	293	371	—	77	2,614	2,691
Market change in deferred compensation plan	—	—	880	880	—	—	(4,817)	(4,817)
Change in contingent consideration fair value	—	153	—	153	—	1,430	—	1,430
Transaction related costs	—	36	172	208	—	199	2,934	3,133
Reimbursed software costs, net	(97)	—	—	(97)	(526)	—	—	(526)
Severance and executive recruiting costs	—	596	247	843	—	448	9	457
Amortization of hotel signing fees and lock subsidies	—	114	—	114	—	149	—	149
Other (gain) loss	—	(194)	67	(127)	—	37	—	37
Impairment	—	—	—	—	—	—	—	—
Adjusted EBITDA	11,479	(438)	(7,841)	3,200	12,573	6,458	(9,456)	9,575
Interest expense	—	(887)	(314)	(1,201)	—	(357)	(36)	(393)
Non-cash interest from finance lease	—	154	—	154	—	—	—	—
Adjusted income tax (expense) benefit	(3,378)	(128)	2,195	(1,311)	(1,168)	(1,016)	1,707	(477)
Adjusted net income (loss)	$8,101	$(1,299)	$(5,960)	$842	$11,405	$5,085	$(7,785)	$8,705
Adjusted net income (loss) per diluted share available to common stockholders (1)	$1.14	$(0.18)	$(0.84)	$0.12	$2.67	$1.19	$(1.82)	$2.04
Weighted average diluted shares	7,118	7,118	7,118	7,118	4,270	4,270	4,270	4,270
(1) The sum of the adjusted net income (loss) per diluted share available to common stockholders, as calculated for the segments, may differ from the consolidated total due to rounding.

ASHFORD INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA, ADJUSTED EBITDA AND ADJUSTED NET INCOME (LOSS) BY SEGMENT
(unaudited, in thousands, except per share amounts)

	Six Months Ended June 30, 2020				Six Months Ended June 30, 2019
	REIT Advisory	Hospitality Products & Services	Corporate/ Other	Ashford Inc. Consolidated	REIT Advisory	Hospitality Products & Services	Corporate/ Other	Ashford Inc. Consolidated
REVENUE
Advisory services:
Base advisory fees - Trust	$17,474	$—	$—	$17,474	$16,460	$—	$—	$16,460
Base advisory fees - Braemar	5,193	—	—	5,193	5,352	—	—	5,352
Incentive advisory fees - Braemar	339	—	—	339	339	—	—	339
Other advisory revenue - Braemar	260	—	—	260	258	—	—	258
Hotel Management:
Base management fees	—	9,815	—	9,815	—	—	—	—
Project management fees	—	5,990	—	5,990	—	12,872	—	12,872
Audio visual	—	30,644	—	30,644	—	61,102	—	61,102
Other	140	9,888	—	10,028	2,156	6,937	—	9,093
Cost reimbursement revenue	13,101	85,006	1,590	99,697	18,692	2,618	—	21,310
Total revenues	36,507	141,343	1,590	179,440	43,257	83,529	—	126,786
EXPENSES
Salaries and benefits	—	14,904	15,737	30,641	—	11,173	15,852	27,025
Market change in deferred compensation plan	—	—	(2,697)	(2,697)	—	—	(4,077)	(4,077)
Non-cash equity-based compensation	—	(7)	2,319	2,312	—	96	4,766	4,862
Cost of audio visual revenues	—	22,746	—	22,746	—	43,668	—	43,668
Cost of project management revenues	—	2,329	—	2,329	—	2,910	—	2,910
Depreciation and amortization	4,876	15,046	156	20,078	1,915	6,489	219	8,623
General and administrative	—	7,410	2,845	10,255	—	8,009	6,822	14,831
Impairment	—	178,213	—	178,213	—	—	—	—
Other	—	5,551	36	5,587	—	4,478	(1)	4,477
Reimbursed expenses	4,506	84,270	1,590	90,366	6,095	2,404	—	8,499
REIT non-cash equity-based compensation	8,464	736	—	9,200	12,269	214	—	12,483
Total operating expenses	17,846	331,198	19,986	369,030	20,279	79,441	23,581	123,301
OPERATING INCOME (LOSS)	18,661	(189,855)	(18,396)	(189,590)	22,978	4,088	(23,581)	3,485
Other	—	(2,427)	(710)	(3,137)	—	(1,384)	(136)	(1,520)
INCOME (LOSS) BEFORE INCOME TAXES	18,661	(192,282)	(19,106)	(192,727)	22,978	2,704	(23,717)	1,965
Income tax (expense) benefit	(4,423)	3,496	6,496	5,569	(5,039)	(1,662)	4,975	(1,726)
NET INCOME (LOSS)	14,238	(188,786)	(12,610)	(187,158)	17,939	1,042	(18,742)	239
(Income) loss from consolidated entities attributable to noncontrolling interests	—	438	—	438	—	294	—	294
Net (income) loss attributable to redeemable noncontrolling interests	—	723	361	1,084	—	279	10	289
NET INCOME (LOSS) ATTRIBUTABLE TO THE COMPANY	$14,238	$(187,625)	$(12,249)	$(185,636)	$17,939	$1,615	$(18,732)	$822
Interest expense	—	1,834	491	2,325	—	580	70	650
Amortization of loan costs	—	33	118	151	—	32	96	128
Depreciation and amortization	4,876	16,924	156	21,956	2,753	8,411	218	11,382
Income tax expense (benefit)	4,423	(3,498)	(6,496)	(5,571)	5,039	1,587	(4,975)	1,651
Net income (loss) attributable to redeemable noncontrolling interests	—	—	(361)	(361)	—	—	(10)	(10)
EBITDA	23,537	(172,332)	(18,341)	(167,136)	25,731	12,225	(23,333)	14,623
Non-cash stock-based compensation	—	313	2,436	2,749	—	81	4,766	4,847
Market change in deferred compensation plan	—	—	(2,697)	(2,697)	—	—	(4,077)	(4,077)
Change in contingent consideration fair value	—	611	—	611	—	1,445	—	1,445
Transaction related costs	—	174	502	676	—	473	3,727	4,200
Reimbursed software costs, net	(195)	—	—	(195)	(1,167)	—	—	(1,167)
Severance and executive recruiting costs	—	2,000	524	2,524	—	651	9	660
Amortization of hotel signing fees and lock subsidies	—	269	—	269	—	327	—	327
Other (gain) loss	—	283	129	412	—	22	—	22
Impairment	—	177,950	—	177,950	—	—	—	—
Adjusted EBITDA	23,342	9,268	(17,447)	15,163	24,564	15,224	(18,908)	20,880
Interest expense	—	(1,834)	(491)	(2,325)	—	(580)	(70)	(650)
Non-cash interest from finance lease	—	308	—	308	—	—	—	—
Adjusted income tax (expense) benefit	(6,828)	(891)	4,755	(2,964)	(2,677)	(2,758)	4,028	(1,407)
Adjusted net income (loss)	$16,514	$6,851	$(13,183)	$10,182	$21,887	$11,886	$(14,950)	$18,823
Adjusted net income (loss) per diluted share available to common stockholders (1)	$2.35	$0.98	$(1.88)	$1.45	$5.15	$2.80	$(3.52)	$4.43
Weighted average diluted shares	7,023	7,023	7,023	7,023	4,251	4,251	4,251	4,251
(1) The sum of the adjusted net income (loss) per diluted share available to common stockholders, as calculated for the segments, may differ from the consolidated total due to rounding.

ASHFORD INC. AND SUBSIDIARIES
HOSPITALITY PRODUCTS & SERVICES
CONSOLIDATED STATEMENTS OF OPERATIONS AND
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA, ADJUSTED EBITDA AND ADJUSTED NET INCOME (LOSS)
(unaudited, in thousands, except per share amounts)

	Three Months Ended June 30, 2020						Three Months Ended June 30, 2019
	Remington	Premier	JSAV	OpenKey	Other (1)	Hospitality Products & Services	Premier	JSAV	OpenKey	Other (1)	Hospitality Products & Services
REVENUE
Hotel Management:							—	—	—	—
Base management fees	$3,691	$—	$—	$—	$—	$3,691	$—	$—	$—	$—	$—
Project management fees	—	2,052	—	—	—	2,052	6,430	—	—	—	6,430
Audio visual	—	—	970	—	—	970	—	30,127	—	—	30,127
Other	—	—	—	292	2,962	3,254	—	—	194	2,804	2,998
Cost reimbursement revenue	18,768	692	—	—	—	19,460	1,270	—	—	—	1,270
Total revenues	22,459	2,744	970	292	2,962	29,427	7,700	30,127	194	2,804	40,825
EXPENSES
Salaries and benefits	2,851	589	1,269	457	587	5,753	1,115	3,707	399	454	5,675
Non-cash equity-based compensation	63	10	13	—	—	86	57	9	24	—	90
Cost of audio visual revenues	—	—	2,316	—	—	2,316	—	22,229	—	—	22,229
Cost of project management revenues	—	878	—	—	—	878	1,437	—	—	—	1,437
Depreciation and amortization	3,534	3,157	488	4	409	7,592	2,738	503	7	20	3,268
General and administrative	443	346	1,308	200	485	2,782	439	2,730	296	536	4,001
Other	—	—	153	77	1,095	1,325	—	1,621	49	1,469	3,139
Reimbursed expenses	18,581	579	—	—	—	19,160	1,165	—	—	—	1,165
REIT non-cash equity-based compensation	187	113	—	—	—	300	105	—	—	—	105
Total operating expenses	25,659	5,672	5,547	738	2,576	40,192	7,056	30,799	775	2,479	41,109
OPERATING INCOME (LOSS)	(3,200)	(2,928)	(4,577)	(446)	386	(10,765)	644	(672)	(581)	325	(284)
Other	3	—	(57)	(16)	(742)	(812)	—	(420)	—	(353)	(773)
INCOME (LOSS) BEFORE INCOME TAXES	(3,197)	(2,928)	(4,634)	(462)	(356)	(11,577)	644	(1,092)	(581)	(28)	(1,057)
Income tax (expense) benefit	525	559	1,171	—	155	2,410	(342)	319	—	(26)	(49)
NET INCOME (LOSS)	(2,672)	(2,369)	(3,463)	(462)	(201)	(9,167)	302	(773)	(581)	(54)	(1,106)
(Income) loss from consolidated entities attributable to noncontrolling interests	—	—	—	120	158	278	—	—	152	(21)	131
Net (income) loss attributable to redeemable noncontrolling interests	—	—	497	122	—	619	—	133	171	—	304
NET INCOME (LOSS) ATTRIBUTABLE TO THE COMPANY	$(2,672)	$(2,369)	$(2,966)	$(220)	$(43)	$(8,270)	$302	$(640)	$(258)	$(75)	$(671)
Interest expense	—	—	163	—	724	887	—	314	—	43	357
Amortization of loan costs	—	—	13	—	5	18	—	12	3	2	17
Depreciation and amortization	3,534	3,157	1,491	2	350	8,534	2,738	1,542	4	87	4,371
Income tax expense (benefit)	(525)	(559)	(1,151)	—	(155)	(2,390)	342	(324)	—	26	44
EBITDA	337	229	(2,450)	(218)	881	(1,221)	3,382	904	(251)	83	4,118
Non-cash stock-based compensation	56	10	12	—	—	78	57	8	12	—	77
Change in contingent consideration fair value	—	—	153	—	—	153	—	1,430	—	—	1,430
Transaction related costs	34	—	—	—	2	36	—	80	—	119	199
Severance and executive recruiting costs	160	155	281	—	—	596	98	350	—	—	448
Amortization of hotel signing fees and lock subsidies	—	—	105	9	—	114	—	122	27	—	149
Other (gain) loss	—	—	(194)	—	—	(194)	—	37	—	—	37
Adjusted EBITDA	587	394	(2,093)	(209)	883	(438)	3,537	2,931	(212)	202	6,458
Interest expense	—	—	(163)	—	(724)	(887)	—	(314)	—	(43)	(357)
Non-cash interest from finance lease	—	—	—	—	154	154	—	—	—	—	—
Adjusted income tax (expense) benefit	(935)	(334)	943	—	198	(128)	(1,089)	49	—	24	(1,016)
Adjusted net income (loss)	$(348)	$60	$(1,313)	$(209)	$511	$(1,299)	$2,448	$2,666	$(212)	$183	$5,085
Adjusted net income (loss) per diluted share available to common stockholders (2)	$(0.05)	$0.01	$(0.18)	$(0.03)	$0.07	$(0.18)	$0.57	$0.62	$(0.05)	$0.04	$1.19
Weighted average diluted shares	7,118	7,118	7,118	7,118	7,118	7,118	4,270	4,270	4,270	4,270	4,270
(1) Represents RED Hospitality & Leisure LLC, Pure Wellness, Lismore Capital LLC, AINC Bar Draught LLC and Marietta Leasehold L.P.
(2) The sum of the adjusted net income (loss) per diluted share available to common stockholders, as calculated for the subsidiaries, may differ from the Hospitality Products & Services total due to rounding.

ASHFORD INC. AND SUBSIDIARIES
HOSPITALITY PRODUCTS & SERVICES
CONSOLIDATED STATEMENTS OF OPERATIONS AND
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA, ADJUSTED EBITDA AND ADJUSTED NET INCOME (LOSS)
(unaudited, in thousands, except per share amounts)

	Six Months Ended June 30, 2020						Six Months Ended June 30, 2019
	Remington	Premier	JSAV	OpenKey	Other (1)	Hospitality Products & Services	Premier	JSAV	OpenKey	Other (1)	Hospitality Products & Services
REVENUE
Hotel Management:
Base management fees	9,815	$—	$—	$—	$—	$9,815	$—	$—	$—	$—	$—
Project management fees	—	5,990	—	—	—	5,990	12,872	—	—	—	12,872
Audio visual	—	—	30,644	—	—	30,644	—	61,102	—	—	61,102
Other	—	—	—	814	9,074	9,888	—	—	451	6,486	6,937
Cost reimbursement revenue	83,100	1,906	—	—	—	85,006	2,618	—	—	—	2,618
Total revenues	92,915	7,896	30,644	814	9,074	141,343	15,490	61,102	451	6,486	83,529
EXPENSES
Salaries and benefits	6,662	1,608	4,330	914	1,390	14,904	2,057	7,286	885	945	11,173
Non-cash equity-based compensation	(79)	43	26	3	—	(7)	60	9	27	—	96
Cost of audio visual revenues	—	—	22,746	—	—	22,746	—	43,668	—	—	43,668
Cost of project management revenues	—	2,329	—	—	—	2,329	2,910	—	—	—	2,910
Depreciation and amortization	6,911	6,314	992	10	819	15,046	5,476	958	14	41	6,489
General and administrative	1,069	907	3,725	508	1,201	7,410	723	5,702	664	920	8,009
Impairment	126,548	49,524	2,141	—	—	178,213	—	—	—	—	—
Other	—	—	618	297	4,636	5,551	—	1,639	142	2,697	4,478
Reimbursed expenses	82,654	1,616	—	—	—	84,270	2,404	—	—	—	2,404
REIT non-cash equity-based compensation	446	290	—	—	—	736	214	—	—	—	214
Total operating expenses	224,211	62,631	34,578	1,732	8,046	331,198	13,844	59,262	1,732	4,603	79,441
OPERATING INCOME (LOSS)	(131,296)	(54,735)	(3,934)	(918)	1,028	(189,855)	1,646	1,840	(1,281)	1,883	4,088
Other	(360)	—	(783)	(6)	(1,278)	(2,427)	—	(753)	(1)	(630)	(1,384)
INCOME (LOSS) BEFORE INCOME TAXES	(131,656)	(54,735)	(4,717)	(924)	(250)	(192,282)	1,646	1,087	(1,282)	1,253	2,704
Income tax (expense) benefit	1,714	727	1,037	—	18	3,496	(768)	(568)	—	(326)	(1,662)
NET INCOME (LOSS)	(129,942)	(54,008)	(3,680)	(924)	(232)	(188,786)	878	519	(1,282)	927	1,042
(Income) loss from consolidated entities attributable to noncontrolling interests	—	—	—	239	199	438	—	—	329	(35)	294
Net (income) loss attributable to redeemable noncontrolling interests	—	—	478	245	—	723	—	(94)	373	—	279
NET INCOME (LOSS) ATTRIBUTABLE TO THE COMPANY	$(129,942)	$(54,008)	$(3,202)	$(440)	$(33)	$(187,625)	$878	$425	$(580)	$892	$1,615
Interest expense	—	—	390	—	1,444	1,834	—	498	—	82	580
Amortization of loan costs	—	—	25	—	8	33	—	23	6	3	32
Depreciation and amortization	6,911	6,314	2,996	5	698	16,924	5,476	2,768	7	160	8,411
Income tax expense (benefit)	(1,714)	(727)	(1,039)	—	(18)	(3,498)	768	493	—	326	1,587
EBITDA	(124,745)	(48,421)	(830)	(435)	2,099	(172,332)	7,122	4,207	(567)	1,463	12,225
Non-cash stock-based compensation	245	43	23	2	—	313	60	8	13	—	81
Change in contingent consideration fair value	—	—	613	—	(2)	611	—	1,445	—	—	1,445
Transaction related costs	143	—	—	—	31	174	—	279	—	194	473
Severance and executive recruiting costs	787	418	732	6	57	2,000	98	533	20	—	651
Amortization of hotel signing fees and lock subsidies	—	—	251	18	—	269	—	262	65	—	327
Other (gain) loss	—	—	283	—	—	283	—	22	—	—	22
Impairment	126,548	49,524	1,878	—	—	177,950	—	—	—	—	—
Adjusted EBITDA	2,978	1,564	2,950	(409)	2,185	9,268	7,280	6,756	(469)	1,657	15,224
Interest expense	—	—	(390)	—	(1,444)	(1,834)	—	(498)	—	(82)	(580)
Non-cash interest from finance lease	—	—	—	—	308	308	—	—	—	—	—
Adjusted income tax (expense) benefit	(910)	(640)	594	—	65	(891)	(2,162)	(276)	—	(320)	(2,758)
Adjusted net income (loss)	$2,068	$924	$3,154	$(409)	$1,114	$6,851	$5,118	$5,982	$(469)	$1,255	$11,886
Adjusted net income (loss) per diluted share available to common stockholders (2)	$0.29	$0.13	$0.45	$(0.06)	$0.16	$0.98	$1.20	$1.41	$(0.11)	$0.30	$2.80
Weighted average diluted shares	7,023	7,023	7,023	7,023	7,023	7,023	4,251	4,251	4,251	4,251	4,251
(1) Represents RED Hospitality & Leisure LLC, Pure Wellness, Lismore Capital LLC, AINC Bar Draught LLC and Marietta Leasehold L.P.
(2) The sum of the adjusted net income (loss) per diluted share available to common stockholders, as calculated for the subsidiaries, may differ from the Hospitality Products & Services total due to rounding.